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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated February 24, 2004, with respect to the consolidated financial statements of F.N.B. Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003 in the following Registration Statements and in the related Prospectuses:

1. Registration Statement on Form S-8 relating to F.N.B. Corporation 1990 Stock Option Plan (File #33-78114).

2. Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock Bonus Plan (File #33-78134).

3. Registration Statement on Form S-8 relating to F.N.B. Corporation 1996 Stock Option Plan (File #333-03489).

4. Registration Statement on Form S-8 relating to F.N.B. Corporation Restricted Stock and Incentive Bonus Plan (File #333-03493).

5. Registration Statement on Form S-8 relating to F.N.B. Corporation Directors Compensation Plan (File #333-03495).

6. Registration Statement on Form S-8 relating to F.N.B. Corporation 401(k) Plan (File #333-38372).

7. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-01997).

8. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-22909).

9. Registration Statement on Form S-3 relating to F.N.B. Corporation Subordinated Notes and Daily Cash Accounts (File #333-74737).

10. Registration Statement on Form S-8 relating to stock options assumed in the acquisition of Mercantile Bank of Southwest Florida (File #333-42333).

11. Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (File #333-58727).

12. Registration Statement on Form S-3 relating to stock warrants assumed in the acquisitions of Southwest Banks, Inc. and West Coast Bancorp, Inc. (File #333-31124).

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13.  Post Effective Amendment No. 1 to Form S-3 relating to the F.N.B.
     Corporation Dividend Reinvestment and Direct Stock Purchase Plan (File #333-38374).

14. Amendment No. 1 to Form S-3 relating to the registration of F.N.B. Corporation Subordinated Term Notes and Daily Notes (File #333-38370).

15. Registration Statement on Form S-8 relating to the F.N.B. Corporation Salary Savings Plan (File #333-40648).

16. Registration Statement on Form S-8 relating to the F.N.B. Corporation 1998 Directors Stock Option Plan (File #333-38376).

17. Registration Statement on Form S-8 relating to the F.N.B. Corporation 2001 Incentive Plan (File #333-63042).

18. Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation and FNB Capital Trust I common stock, preferred stock, debt securities, warrants, and trust preferred securities (File #333-74866).

19. Registration Statement on Form S-8 relating to the F.N.B. Corporation 1996 Incentive Plan (File #333-83760).

20. Registration Statement on Form S-8 relating to stock option agreements granted under the Promistar Financial Corporation 1998 Equity Incentive Plan and assumed by F.N.B. Corporation (File #333-83756).

21. Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-97113).

22. Registration Statement on Form S-8 relating to the Roger Bouchard Insurance, Inc. 401(k) Plan (File #333-97115).

23. Pre-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 related to the Dividend Reinvestment and Stock Purchase Plan (File #333-111833).

24. Post-Effective Amendment No. 1 to the Registration Statement filed on Form S-3 related to the issuance of Subordinated Term Notes (File #333-103902).


                                                      /s/ Ernst & Young LLP
                                                      ---------------------
                                                          Ernst & Young LLP

Birmingham, Alabama
March 11, 2004